Exhibit 99.1

FS Bancorp, Inc. Reports Net Income for the Second Quarter of $6.7 Million or $0.83 Per Diluted Share and the Thirty-Eighth Consecutive Quarterly Dividend

MOUNTLAKE TERRACE, WA – July 28, 2022 – FS Bancorp, Inc. (NASDAQ: FSBW) (the “Company”), the holding company for 1st Security Bank of Washington (the “Bank”) today reported 2022 second quarter net income of $6.7 million, or $0.83 per diluted share, compared to $8.5 million, or $0.98 per diluted share for the same quarter last year.  For the six months ended June 30, 2022, net income was $13.6 million, or $1.66 per diluted share, compared to net income of $25.8 million, or $2.35 per diluted share, for the comparable six-month period in 2021.

“We continue to experience success in our Commercial and Consumer Banking segment which has resulted in strong growth and credit performance,” stated Joe Adams, CEO. “We are also pleased that our Board of Directors approved our thirty-eighth consecutive quarterly cash dividend. The quarterly dividend of $0.20 will be paid on August 25, 2022, to shareholders of record as of August 11, 2022.”

“Starting with this quarter, we will be including segment reporting results in our press releases” noted Matthew Mullet, CFO. “This information is also available in our quarterly and annual SEC reports for comparison purposes back to 2017.”

2022 Second Quarter Highlights

●	Net income was $6.7 million for the second quarter of 2022, compared to $6.9 million in the previous quarter, and $8.5 million for the comparable quarter one year ago;
●	Net interest margin (“NIM”) improved to 4.39%, compared to 4.24% for the previous quarter, and 4.09% for the comparable quarter one year ago;
●	Repurchased 361,251 shares of our common stock during the second quarter at an average price of $29.26 per common share;
●	Loans receivable, net increased $148.4 million, or 8.3%, to $1.95 billion at June 30, 2022, compared to $1.80 billion at March 31, 2022, and increased $300.4 million, or 18.3% from $1.65 billion at June 30, 2021;
●	Consumer loans, of which 81.7% are home improvement loans, increased $40.3 million, or 9.1%, to $485.0 million at June 30, 2022, compared to $445.0 million in the previous quarter and increased $88.9 million, or 22.4% from $396.5 million in the comparable quarter one year ago. Originations in the consumer portfolio included 80.4% of home improvement loans originated with a Fair Isaac and Company, Incorporated (“FICO”) score above 720 and 89.5% of home improvement loans with a UCC2 security filing;
●	Loans receivable, net included six Paycheck Protection Program (“PPP”) loans with a total outstanding balance of $3.0 million and $33,000 of unrecognized deferred fees, net at June 30, 2022;
●	Segment reporting reflected $7.5 million in net income for the commercial and consumer banking segment and $756,000 of net loss for the home lending segment for the second quarter of 2022, compared to $6.7 million and $1.9 million of net income in the second quarter of 2021, respectively; and
●	At June 30, 2022, the Community Bank Leverage Ratio (“CBLR”) was 11.9% for the Bank and the Tier 1 leverage-based ratio was 10.1% for the Company.

FS Bancorp Q2 Earnings
July 28, 2022

Segment Reporting

The Company reports two segments: Commercial and Consumer Banking and Home Lending. The Commercial and Consumer Banking segment provides diversified financial products and services to our commercial and consumer customers. These products and services include deposit products; residential, consumer, business and commercial real estate lending portfolios and cash management services. This segment is also responsible for the management of the investment portfolio and other assets of the Bank. The Home Lending segment originates one-to-four-family residential mortgage loans primarily for sale in the secondary markets as well as loans held for investment.

The tables below are a summary of segment reporting for the three and six months ended June 30, 2022 and 2021:

(Dollars in thousands)	At or For the Three Months Ended June 30, 2022
Condensed income statement:	Commercial and Consumer Banking	Home Lending	Total
Net interest income (1)	$22,084	$2,645	$24,729
Provision for credit losses (2)	(719)	(1,152)	(1,871)
Noninterest income	2,125	2,230	4,355
Noninterest expense	(14,231)	(4,698)	(18,929)
Income (loss) before (provision) benefit for income taxes	9,259	(975)	8,284
(Provision) benefit for income taxes	(1,804)	219	(1,585)
Net income (loss)	$7,455	$(756)	$6,699
Total average assets for period ended	$1,957,630	$398,690	$2,356,320
Full-time employees ("FTEs"}	364	173	537

	At or For the Three Months Ended June 30, 2021
Condensed income statement:	Commercial and Consumer Banking	Home Lending	Total
Net interest income (1)	$18,974	$2,246	$21,220
Benefit (provision) for loan losses (2)	499	(499)	—
Noninterest income	2,385	5,801	8,186
Noninterest expense	(13,573)	(5,389)	(18,962)
Income before provision for income taxes	8,285	2,159	10,444
Provision for income taxes	(1,591)	(304)	(1,895)
Net income	$6,694	$1,855	$8,549
Total average assets for period ended	$1,787,344	$385,174	$2,172,518
FTEs	366	156	522

(Dollars in thousands)	At or For the Six Months Ended June 30, 2022
	Commercial
	and Consumer
Condensed income statement:	Banking	Home Lending	Total
Net interest income (1)	$42,362	$5,089	$47,451
Provision for loan losses (2)	(1,916)	(998)	(2,914)
Noninterest income	4,630	5,601	10,231
Noninterest expense	(28,407)	(9,589)	(37,996)
Income before provision for income taxes	16,669	103	16,772
Provision for income taxes	(3,182)	(21)	(3,203)
Net income	$13,487	$82	$13,569
Total average assets for period ended	$1,921,426	$392,107	$2,313,533
FTEs	364	173	537

FS Bancorp Q2 Earnings
July 28, 2022

(Dollars in thousands)	At or For the Six Months Ended June 30, 2021
	Commercial
	and Consumer
Condensed income statement:	Banking	Home Lending	Total
Net interest income (1)	$37,452	$3,868	$41,320
Provision for loan losses (2)	(1,059)	(441)	(1,500)
Noninterest income	4,587	16,633	21,220
Noninterest expense	(26,747)	(8,520)	(35,267)
Income before provision for income taxes	14,233	11,540	25,773
Provision for income taxes	(2,950)	(2,391)	(5,341)
Net income	$11,283	$9,149	$20,432
Total average assets for period ended	$1,756,642	$395,032	$2,151,674
FTEs	366	156	522

________________________

(1)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to the other segment. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of assigned liabilities to fund segment assets.
(2)	Provision for credit losses as calculated using the recently adopted Current Expected Credit Loss (“CECL”) method in 2022 and provision for loan losses as calculated using the previous incurred loss method in 2021, includes shifts in allocation between segments due to various changes, adjustments to qualitative factors, changes in loan balances, and charge-off and recovery activity.

Asset Summary

Total assets increased $125.3 million, or 5.5%, to $2.40 billion at June 30, 2022, compared to $2.27 billion at March 31, 2022, and increased $176.6 million, or 7.9%, from $2.22 billion at June 30, 2021.  The quarter over linked quarter increase in total assets was primarily due to increases in loans receivable, net of $148.4 million, deferred tax asset of $2.1 million, Federal Home Loan Bank (“FHLB”) stock of $1.6 million, and securities held-to-maturity of $1.0 million, partially offset by decreases in securities available-for-sale of $15.5 million, loans held for sale (“HFS”) of $7.1 million, certificates of deposit (“CDs”) at other financial institutions of $3.2 million, interest-bearing deposits at other financial institutions of $1.6 million, and other assets of $1.2 million.  The year over year increase was primarily due to increases in loans receivable, net of $300.4 million, securities available-for-sale of $15.3 million, deferred tax asset, net of $4.5 million, other assets of $4.3 million, servicing rights of $2.2 million, accrued interest receivable of $1.2 million, and FHLB stock of $1.2 million, partially offset by decreases in loans HFS of $86.4 million, total cash and cash equivalents of $57.9 million, CDs at other financial institutions of $6.8 million, and premises and equipment, net of $1.9 million.

LOAN PORTFOLIO
(Dollars in thousands)	June 30, 2022		March 31, 2022		June 30, 2021
	Amount	Percent	Amount	Percent	Amount	Percent
REAL ESTATE LOANS
Commercial	$299,181	15.2%	$269,517	14.8%	$230,743	13.8%
Construction and development	304,387	15.4	258,680	14.2	240,913	14.4
Home equity	49,292	2.5	44,394	2.4	41,130	2.5
One-to-four-family (excludes HFS)	390,791	19.8	361,079	19.9	335,231	20.0
Multi-family	204,862	10.4	196,924	10.8	133,446	8.0
Total real estate loans	1,248,513	63.3	1,130,594	62.1	981,463	58.7

FS Bancorp Q2 Earnings
July 28, 2022

CONSUMER LOANS
Indirect home improvement	396,459	20.1	359,443	19.7	304,702	18.2
Marine	85,806	4.4	82,560	4.5	88,497	5.3
Other consumer	3,062	0.2	2,994	0.2	3,255	0.2
Total consumer loans	485,327	24.7	444,997	24.4	396,454	23.7

COMMERCIAL BUSINESS LOANS
Commercial and industrial	203,331	10.3	207,480	11.4	240,952	14.4
Warehouse lending	33,868	1.7	37,957	2.1	54,029	3.2
Total commercial business loans	237,199	12.0	245,437	13.5	294,981	17.6
Total loans receivable, gross	1,971,039	100.0%	1,821,028	100.0%	1,672,898	100.0%

Allowance for credit losses on loans (1)	(24,967)		(23,365)		(27,234)
Total loans receivable, net	$1,946,072		$1,797,663		$1,645,664

__________________________

(1)	Allowance in 2022 reported using the CECL method, all 2021 and prior periods’ allowance are reported in accordance with previous GAAP using the incurred loss method.

Loans receivable, net increased $148.4 million to $1.95 billion at June 30, 2022, from $1.80 billion at March 31, 2022, and increased $300.4 million from $1.65 billion at June 30, 2021. The quarter over linked quarter increase in total real estate loans was $117.9 million, including increases in construction and development loans of $45.7 million, one-to-four-family loans of $29.7 million, commercial real estate loans of $29.7 million, multi-family loans of $7.9 million and home equity loans of $4.9 million. Consumer loans increased $40.3 million, primarily due to an increase of $37.0 million in indirect home improvement loans and $3.2 million in marine loans. Commercial business loans decreased $8.2 million, as a result of decreases of $4.1 million in both commercial and industrial lending and warehouse lending.

Originations of one-to-four-family loans to purchase and to refinance a home for the three months ended June 30, 2022 and March 31, 2022, and for the three and six months ended June 30, 2022 and 2021 were as follows:

(Dollars in thousands)	For the Three Months Ended		For the Three Months Ended		Quarter	Quarter
	June 30, 2022		March 31, 2022		over Quarter	over Quarter
	Amount	Percent	Amount	Percent	$ Change	% Change
Purchase	$223,675	86.4%	$152,950	62.4%	$70,725	46.2
Refinance	35,074	13.6	92,164	37.6	(57,090)	(61.9)
Total	$258,749	100.0%	$245,114	100.0%	$13,635	5.6

	For the Three Months Ended		For the Three Months Ended		Year	Year
	June 30, 2022		June 30, 2021		over Year	over Year
	Amount	Percent	Amount	Percent	$ Change	% Change
Purchase	$223,675	86.4%	$252,999	63.7%	$(29,324)	(11.6)
Refinance	35,074	13.6	143,911	36.3	(108,837)	(75.6)
Total	$258,749	100.0%	$396,910	100.0%	$(138,161)	(34.8)

	For the Six Months Ended		For the Six Months Ended		Year	Year
	June 30, 2022		June 30, 2021		over Year	over Year
	Amount	Percent	Amount	Percent	$ Change	% Change
Purchase	$376,625	74.7%	$438,460	52.7%	$(61,835)	(14.1)
Refinance	127,238	25.3	392,903	47.3	(265,665)	(67.6)
Total	$503,863	100.0%	$831,363	100.0%	$(327,500)	(39.4)

FS Bancorp Q2 Earnings
July 28, 2022

During the quarter ended June 30, 2022, the Company sold $196.3 million of one-to-four-family loans compared to sales of $301.1 million during the previous quarter, and sales of $378.0 million during the same quarter one year ago. The decrease in purchase and refinance activity compared to the prior quarter reflects a limited availability of homes for sale and increased market interest rates.

Gross margins on home loan sales increased to 3.10% for the quarter ended June 30, 2022, compared to 2.94% in the previous quarter and decreased from 3.82% in the same quarter one year ago. Gross margins are defined as the margin on loans sold (cash sales) without the impact of deferred costs.

Liabilities and Equity Summary

Changes in deposits at the dates indicated are as follows:

(Dollars in thousands)
	June 30, 2022		March 31, 2022
Transactional deposits:	Amount	Percent	Amount	Percent	$ Change	% Change
Noninterest-bearing checking (4)	$571,942	28.4%	$571,626	29.8%	$316	0.1
Interest-bearing checking (1)(4)	158,607	7.8	207,387	10.8	(48,780)	(23.5)
Escrow accounts related to mortgages serviced	16,422	0.8	26,067	1.4	(9,645)	(37.0)
Subtotal	746,971	37.0	805,080	42.0	(58,109)	(7.2)
Savings	156,313	7.8	198,184	10.3	(41,871)	(21.1)
Money market (2)	680,246	33.7	545,442	28.4	134,804	24.7
Subtotal	836,559	41.5	743,626	38.7	92,933	12.5
Certificates of deposit less than $100,000 (3)	262,199	13.0	210,984	11.0	51,215	24.3
Certificates of deposit of $100,000 through $250,000	116,559	5.8	107,429	5.6	9,130	8.5
Certificates of deposit of $250,000 and over	53,812	2.7	52,669	2.7	1,143	2.2
Subtotal	432,570	21.5	371,082	19.3	61,488	16.6
Total	$2,016,100	100.0%	$1,919,788	100.0%	$96,312	5.0

(Dollars in thousands)
	June 30, 2022		June 30, 2021
Transactional deposits:	Amount	Percent	Amount	Percent	$ Change	% Change
Noninterest-bearing checking (4)	$571,942	28.4%	$518,372	27.9%	$53,570	10.3
Interest-bearing checking (1)(4)	158,607	7.8	154,582	8.3	4,025	2.6
Escrow accounts related to mortgages serviced	16,422	0.8	16,469	0.9	(47)	(0.3)
Subtotal	746,971	37.0	689,423	37.1	57,548	8.3
Savings	156,313	7.8	181,505	9.8	(25,192)	(13.9)
Money market (2)	680,246	33.7	483,935	26.0	196,311	40.6
Subtotal	836,559	41.5	665,440	35.8	171,119	25.7
Certificates of deposit less than $100,000 (3)	262,199	13.0	299,250	16.1	(37,051)	(12.4)
Certificates of deposit of $100,000 through $250,000	116,559	5.8	138,559	7.5	(22,000)	(15.9)
Certificates of deposit of $250,000 and over	53,812	2.7	65,938	3.5	(12,126)	(18.4)
Subtotal	432,570	21.5	503,747	27.1	(71,177)	(14.1)
Total	$2,016,100	100.0%	$1,858,610	100.0%	$157,490	8.5

_______________________

(1)	Includes $1.2 million, $60.0 million, and $15.0 million of brokered deposits at June 30, 2022, March 31, 2022, and June 30, 2021, respectively.
(2)	Includes $78.8 million, $241,000, and $5.0 million of brokered deposits at June 30, 2022, March 31, 2022, and June 30, 2021, respectively.
(3)	Includes $180.3 million, $127.6 million, and $194.8 million of brokered deposits at June 30, 2022, March 31, 2022, and June 30, 2021, respectively.

FS Bancorp Q2 Earnings
July 28, 2022

(4)	Prior presentation of interest-bearing checking balances was revised due to the misclassification of certain checking products in previous periods. As a result of the misclassification, interest-bearing checking balances of $122.6 million and $102.6 million as of March 31, 2022 and June 30, 2021, respectively, were reclassified to noninterest-bearing checking for comparative purposes. Balances as of the dates and average values included herein have been updated to reflect the reclassification.

At June 30, 2022, nonretail CDs, which include brokered CDs, online CDs, and public funds CDs, increased $63.6 million to $207.8 million, compared to $144.2 million at March 31, 2022, due to an increase of $52.7 million in brokered CDs. The year over year decrease in nonretail CDs of $4.1 million from $211.9 million at June 30, 2021, was primarily the result of a $14.5 million decrease in brokered CDs, offset by an increase of $10.4 million in online CDs.

At June 30, 2022, borrowings comprised of FHLB advances increased $42.5 million, or 119.6%, to $78.0 million from $35.5 million at March 31, 2022, and increased $35.5 million, or 83.5% from $42.5 million at June 30, 2021.

Total stockholders’ equity decreased $13.3 million, to $222.6 million at June 30, 2022, from $236.0 million at March 31, 2022, and decreased $19.1 million, from $241.8 million at June 30, 2021. The decrease in stockholders’ equity during the current quarter was primarily due to net unrealized losses in securities available-for-sale of $9.0 million, net of tax, reflecting increases in market interest rates during the quarter, share repurchases totaling $10.6 million, and dividends paid of $2.4 million, partially offset by net income of $6.7 million and unrealized gains on fair value and cash flow hedges of $1.3 million, net of tax. The Company repurchased 361,251 shares of its common stock at an average price of $29.26 per share. Book value per common share was $29.27 at June 30, 2022, compared to $29.70 at March 31, 2022, and $29.49 at June 30, 2021.

The Bank is well capitalized under the minimum capital requirements established by the Federal Deposit Insurance Corporation at June 30, 2022, with a CBLR of 11.9%, compared to the normally required CBLR of greater than 9.0%. The Company’s Tier 1 leverage-based ratio was 10.1% at June 30, 2022.

Credit Quality

The allowance for credit losses on loans (“ACLL”) at June 30, 2022, increased to $25.0 million, or 1.27% of gross loans receivable, excluding loans HFS, compared to $23.4 million, or 1.28% of gross loans receivable, excluding loans HFS at March 31, 2022, and decreased from $27.2 million, or 1.63% of gross loans receivable, excluding loans HFS, at June 30, 2021. The quarter over quarter increase of $1.6 million in the ACLL was primarily due to the increase in loans. The year over year decrease in the ACLL was primarily due to the one-time cumulative-effect adjustment of $2.9 million as of the CECL adoption date of January 1, 2022. The allowance for credit losses on unfunded loan commitments increased $295,000 to $3.4 million at June 30, 2022, compared to $3.1 million at March 31, 2022, and increased from $479,000 at June 30, 2021. The year over year increase was primarily due to the one-time cumulative-effect adjustment of $2.4 million as of the CECL adoption date and increases in unfunded loan commitments.

Nonperforming loans decreased $138,000 to $6.7 million at June 30, 2022, from $6.8 million at March 31, 2022, and increased $354,000 from $6.3 million at June 30, 2021. The decrease in nonperforming loans quarter over linked quarter was primarily due to the reduction in nonperforming home equity loans. The year over year increase was primarily due to an increase in nonperforming commercial business loans.

Loans classified as substandard decreased $2.5 million to $10.6 million at June 30, 2022, compared to $13.1 million at March 31, 2022, and decreased $11.7 million from $22.3 million at June 30, 2021. The quarter over linked quarter decrease in substandard loans was attributable to a decrease of $2.5 million in commercial and

FS Bancorp Q2 Earnings
July 28, 2022

industrial loans. The year over year decrease in substandard loans was primarily due to decreases of $6.2 million in one-to-four-family loans and $4.1 million in commercial and industrial loans. There was one other real estate owned (“OREO”) property in the amount of $145,000 at June 30, 2022, and none at March 31, 2022 or June 30, 2021.

Operating Results

Net interest income increased $3.5 million, to $24.7 million for the three months ended June 30, 2022, from $21.2 million for the three months ended June 30, 2021. This comparable quarter over quarter increase was primarily the result of an improved mix of loans versus other interest-bearing assets and increased balances in higher yielding loans funded by lower cost deposits. Interest income increased $3.1 million, primarily due to an increase of $2.8 million in interest income on loans receivable, including fees, impacted primarily by loan growth. Interest expense decreased $361,000, primarily as a result of repricing deposit rates and a reduction in higher cost borrowings. For the three months ended June 30, 2022, the total recognition of net deferred fees on forgiven and amortizing PPP loans was $150,000, as compared to $436,000 for the three months ended June 30, 2021.

For the six months ended June 30, 2022, net interest income increased by $6.1 million, to $47.5 million, from $41.3 million for the six months ended June 30, 2021 for the same reason as for the three-month comparison described above, with an increase in interest income of $5.0 million and a decrease in interest expense of $1.1 million. For the six months ended June 30, 2022 and 2021, the total recognition of net deferred fees on forgiven and amortizing PPP loans was $415,000 and $1.1 million, respectively.

NIM increased 30 basis points to 4.39% for the three months ended June 30, 2022, from 4.09% for the same period in the prior year, and increased 28 basis points to 4.32% for the six months ended June 30, 2022, from 4.04% for the six months ended June 30, 2021. The increase in NIM between both the three and six months ended June 30, 2022 and 2021, respectively, reflects new loan originations at higher interest rates, variable loan repricing following recent increases in market interest rates, an improved asset mix of higher yielding assets as low yielding excess cash funded higher yielding loans and investment securities, and lower deposit and borrowing costs.

The average total cost of funds, including noninterest-bearing checking, decreased 11 basis points to 0.43% for the three months ended June 30, 2022, from 0.54% for the three months ended June 30, 2021. This decrease was predominantly due to the decline in cost for market rate deposits and borrowings as well as a managed runoff of higher cost CD funding. The average cost of funds decreased 15 basis points to 0.41% for the six months ended June 30, 2022, from 0.56% for the six months ended June 30, 2021, also reflecting decreases in market interest rates over last year. Management remains focused on matching deposit/liability duration with the duration of loans/assets where appropriate.

For the three and six months ended June 30, 2022, the provision for credit losses on loans was $1.6 million and $2.5 million, respectively, compared to none and $1.5 million for the three and six months ended June 30, 2021, respectively, as calculated under the prior incurred loss methodology. The provision for credit losses on loans reflects the increase in total loans receivable partially offset by a reduction in classified loans that were downgraded based on the COVID-19 pandemic and improved economic factors on credit-deterioration used to calculate the ACLL primarily related to the COVID-19 pandemic as compared to the same time last year.

For the three and six months ended June 30, 2022, the provision for credit losses on unfunded commitments was $294,000 and $485,000, respectively, compared to $257,000 and $455,000, for the three and six months ended June

FS Bancorp Q2 Earnings
July 28, 2022

30, 2021, respectively. The increase was attributable to a change in methodology as a result of the adoption of CECL, as well as increases in total unfunded commitments during the period.

During the three months ended June 30, 2022, net charge-offs totaled $16,000, compared to $141,000 for the same period last year. The decrease in net charge-offs was primarily due to decreases in the following loan categories: $98,000 in other consumer loans (which includes deposit net charge-offs of $77,000), and $28,000 in indirect home improvement loans. Net charge-offs totaled $280,000 during the six months ended June 30, 2022, compared to $439,000 during the six months ended June 30, 2021. This decrease was primarily due to net charge-off decreases of $87,000 in indirect home improvement loans, $48,000 in other consumer loans (which includes deposit net charge-offs of $65,000), and $38,000 in commercial business loans.

Noninterest income decreased $3.8 million, to $4.4 million, for the three months ended June 30, 2022, from $8.2 million for the three months ended June 30, 2021. The decrease during the period primarily reflects a $4.3 million decrease in gain on sale of loans due primarily to a reduction in origination and sales volume of loans HFS and a reduction in gross margins of sold loans, partially offset by a $574,000 increase in service charges and fee income as a result of less amortization of mortgage servicing rights reflecting increased market interest rates and increased servicing fees from non-portfolio loans. Noninterest income decreased $11.0 million, to $10.2 million, for the six months ended June 30, 2022, from $21.2 million for the six months ended June 30, 2021. This decrease was primarily the result of a $12.2 million decrease in gain on sale of loans, partially offset by a $822,000 increase in service charges and fee income.

Noninterest expense was unchanged at $18.9 million for both the three months ended June 30, 2022 and 2021. Noninterest expense increased $2.7 million, to $38.0 million for the six months ended June 30, 2022, from $35.3 million for the six months ended June 30, 2021. The increase as compared to the same period last year was primarily due to a reduction in the recovery of servicing rights to $1,000 from $2.0 million.

About FS Bancorp

FS Bancorp, Inc., a Washington corporation, is the holding company for 1st Security Bank of Washington. The Bank provides loan and deposit services to customers who are predominantly small- and middle-market businesses and individuals in Western Washington through its 21 Bank branches, one headquarters office that produces loans and accepts deposits, and loan production offices in various suburban communities in the greater Puget Sound area, the Tri-Cities, and in Vancouver, Washington. The Bank services home mortgage customers throughout Washington State with an emphasis in the Puget Sound, Tri-Cities, and Vancouver home lending markets.

Forward-Looking Statements

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, include but are not limited to, the following: potential adverse impacts to economic conditions in the Company’s local market areas, other markets where the Company has lending relationships, or other aspects of the Company’s business

FS Bancorp Q2 Earnings
July 28, 2022

operations or financial markets, generally, resulting from the COVID-19 pandemic and any governmental or societal responses thereto; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets, including as a result of employment levels and labor shortages, and the effects of inflation, a potential recession or slowed economic growth caused by increasing oil prices and supply chain disruptions, the Company’s ability to execute its plans to grow its residential construction lending, mortgage banking, and warehouse lending operations, and the geographic expansion of its indirect home improvement lending; secondary market conditions for loans and the Company’s ability to originate loans for sale and sell loans in the secondary market; legislative and regulatory changes, including as a result of the COVID-19 pandemic; and other factors described in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the SEC which are available on its website at www.fsbwa.com and on the SEC's website at www.sec.gov. Any of the forward-looking statements that the Company makes in this press release and in the other public statements are based upon management's beliefs and assumptions at the time they are made and may turn out to be incorrect because of the inaccurate assumptions the Company might make, because of the factors illustrated above or because of other factors that cannot be foreseen by the Company. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause the Company’s actual results for 2022 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of the Company and could negatively affect its operating and stock performance.

FS Bancorp Q2 Earnings
July 28, 2022

FS BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share amounts) (Unaudited)

				Linked	Year
	June 30,	March 31,	June 30,	Quarter	Over Year
	2022	2022	2021	% Change	% Change
ASSETS
Cash and due from banks	$12,708	$12,014	$12,957	6	(2)
Interest-bearing deposits at other financial institutions	15,951	17,592	73,597	(9)	(78)
Total cash and cash equivalents	28,659	29,606	86,554	(3)	(67)
Certificates of deposit at other financial institutions	4,960	8,177	11,782	(39)	(58)
Securities available-for-sale, at fair value	247,832	263,306	232,570	(6)	7
Securities held-to-maturity, net	8,469	7,428	7,500	14	13
Loans held for sale, at fair value	34,989	42,068	121,395	(17)	(71)
Loans receivable, net	1,946,072	1,797,663	1,645,664	8	18
Accrued interest receivable	8,553	8,436	7,323	1	17
Premises and equipment, net	25,740	26,116	27,594	(1)	(7)
Operating lease right-of-use	4,850	5,172	5,193	(6)	(7)
Federal Home Loan Bank (“FHLB”) stock, at cost	6,295	4,666	5,065	35	24
Other real estate owned (“OREO”)	145	—	—	NM	NM
Deferred tax asset, net	4,709	2,611	216	80	2,080
Bank owned life insurance (“BOLI”), net	37,106	36,890	36,655	1	1
Servicing rights, held at the lower of cost or fair value	18,516	18,041	16,356	3	13
Goodwill	2,312	2,312	2,312	—	—
Core deposit intangible, net	3,715	3,887	4,397	(4)	(16)
Other assets	16,317	17,554	12,037	(7)	36
TOTAL ASSETS	$2,399,239	$2,273,933	$2,222,613	6	8
LIABILITIES
Deposits:
Noninterest-bearing accounts	$588,364	$597,693	$534,841	(2)	10
Interest-bearing accounts	1,427,736	1,322,095	1,323,769	8	8
Total deposits	2,016,100	1,919,788	1,858,610	5	8
Borrowings	78,028	35,528	42,528	120	83
Subordinated notes:
Principal amount	50,000	50,000	50,000	—	—
Unamortized debt issuance costs	(573)	(589)	(639)	(3)	(10)
Total subordinated notes less unamortized debt issuance costs	49,427	49,411	49,361	—	—
Operating lease liability	5,081	5,406	5,401	(6)	(6)
Other liabilities	27,962	27,850	24,953	—	12
Total liabilities	2,176,598	2,037,983	1,980,853	7	10
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—	—	—	—
Common stock, $.01 par value; 45,000,000 shares authorized; 7,726,232 shares issued and outstanding at June 30, 2022, 8,067,211 at March 31, 2022, and 8,333,566 at June 30, 2021	77	81	83	(5)	(7)
Additional paid-in capital	55,129	65,035	75,797	(15)	(27)
Retained earnings	189,075	184,748	164,606	2	15
Accumulated other comprehensive (loss) income, net of tax	(21,640)	(13,914)	1,434	56	(1,609)
Unearned shares – Employee Stock Ownership Plan (“ESOP”)	—	—	(160)	—	NM
Total stockholders’ equity	222,641	235,950	241,760	(6)	(8)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,399,239	$2,273,933	$2,222,613	6	8

FS Bancorp Q2 Earnings
July 28, 2022

FS BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts) (Unaudited)

	Three Months Ended			Qtr	Year
	June 30,	March 31,	June 30,	Over Qtr	Over Year
	2022	2022	2021	% Change	% Change
INTEREST INCOME
Loans receivable, including fees	$25,275	$23,047	$22,484	10	12
Interest and dividends on investment securities, cash and cash equivalents, and certificates of deposit at other financial institutions	1,670	1,579	1,313	6	27
Total interest and dividend income	26,945	24,626	23,797	9	13
INTEREST EXPENSE
Deposits	1,557	1,285	1,870	21	(17)
Borrowings	174	133	222	31	(22)
Subordinated notes	485	486	485	—	—
Total interest expense	2,216	1,904	2,577	16	(14)
NET INTEREST INCOME	24,729	22,722	21,220	9	17
PROVISION FOR CREDIT LOSSES	1,871	1,043	—	79	NM
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	22,858	21,679	21,220	5	8
NONINTEREST INCOME
Service charges and fee income	1,762	1,013	1,188	74	48
Gain on sale of loans	2,066	3,857	6,392	(46)	(68)
Earnings on cash surrender value of BOLI	216	217	215	—	—
Other noninterest income	311	789	391	(61)	(20)
Total noninterest income	4,355	5,876	8,186	(26)	(47)
NONINTEREST EXPENSE
Salaries and benefits	11,736	11,972	11,932	(2)	(2)
Operations	2,365	2,479	2,709	(5)	(13)
Occupancy	1,258	1,223	1,226	3	3
Data processing	1,455	1,360	1,203	7	21
Loan costs	751	523	647	44	16
Professional and board fees	763	993	786	(23)	(3)
Federal Deposit Insurance Corporation (“FDIC”) insurance	185	157	123	18	50
Marketing and advertising	244	188	155	30	57
Amortization of core deposit intangible	172	173	177	(1)	(3)
(Recovery) impairment of servicing rights	—	(1)	4	NM	NM
Total noninterest expense	18,929	19,067	18,962	(1)	—
INCOME BEFORE PROVISION FOR INCOME TAXES	8,284	8,488	10,444	(2)	(21)
PROVISION FOR INCOME TAXES	1,585	1,618	1,895	(2)	(16)
NET INCOME	$6,699	$6,870	$8,549	(2)	(22)
Basic earnings per share (1)	$0.84	$0.84	$1.02	—	(18)
Diluted earnings per share (1)	$0.83	$0.83	$0.98	—	(15)

FS Bancorp Q2 Earnings
July 28, 2022

FS BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts) (Unaudited)

	Six Months Ended		Year
	June 30,	June 30,	Over Year
	2022	2021	% Change
INTEREST INCOME
Loans receivable, including fees	$48,322	$44,018	10
Interest and dividends on investment securities, cash and cash equivalents, and certificates of deposit at other financial institutions	3,249	2,563	27
Total interest and dividend income	51,571	46,581	11
INTEREST EXPENSE
Deposits	2,842	3,852	(26)
Borrowings	307	668	(54)
Subordinated note	971	741	31
Total interest expense	4,120	5,261	(22)
NET INTEREST INCOME	47,451	41,320	15
PROVISION FOR CREDIT LOSSES	2,914	1,500	94
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	44,537	39,820	12
NONINTEREST INCOME
Service charges and fee income	2,775	1,953	42
Gain on sale of loans	5,923	18,077	(67)
Earnings on cash surrender value of BOLI	433	429	1
Other noninterest income	1,100	761	45
Total noninterest income	10,231	21,220	(52)
NONINTEREST EXPENSE
Salaries and benefits	23,708	23,541	1
Operations	4,844	5,132	(6)
Occupancy	2,481	2,365	5
Data processing	2,815	2,510	12
Loss on sale of OREO	—	9	NM
Loan costs	1,274	1,171	9
Professional and board fees	1,756	1,608	9
FDIC insurance	342	371	(8)
Marketing and advertising	432	252	71
Amortization of core deposit intangible	345	354	(3)
Recovery of servicing rights	(1)	(2,046)	(100)
Total noninterest expense	37,996	35,267	8
INCOME BEFORE PROVISION FOR INCOME TAXES	16,772	25,773	(35)
PROVISION FOR INCOME TAXES	3,203	5,341	(40)
NET INCOME	$13,569	$20,432	(34)
Basic earnings per share (1)	$1.68	$2.42	(31)
Diluted earnings per share (1)	$1.66	$2.35	(29)

____________________________

(1)	Prior presentation of earnings per share was revised due to the improper inclusion of certain unvested shares in the denominator of basic and diluted earnings per share. As a result of the inclusion, earnings per share was understated for the three and six months ended June 30, 2021, and the three months ended March 31, 2022. Basic earnings per share for those periods was updated to $1.02, $2.42, and $0.84, respectively, from $1.00, $2.39, and $0.83 as previously reported. Diluted earnings per share was updated to $0.98, $2.35, and $0.83, respectively, from $0.97, $2.32, and $0.81 as previously reported.

FS Bancorp Q2 Earnings
July 28, 2022

KEY FINANCIAL RATIOS AND DATA (Unaudited)
	At or For the Three Months Ended
	June 30,	March 31,	June 30,
	2022	2022	2021
PERFORMANCE RATIOS:
Return on assets (ratio of net income to average total assets) (1)	1.14%	1.23%	1.58%
Return on equity (ratio of net income to average equity) (1)	10.72	11.09	14.41
Yield on average interest-earning assets (1)	4.78	4.60	4.58
Average total cost of funds (1)	0.43	0.39	0.54
Interest rate spread information – average during period	4.35	4.21	4.04
Net interest margin (1)	4.39	4.24	4.09
Operating expense to average total assets (1)	3.22	3.41	3.49
Average interest-earning assets to average interest-bearing liabilities (1)	152.68	154.78	145.59
Efficiency ratio (2)	65.08	66.67	64.33

	At or For the Six Months Ended
	June 30,	June 30,
	2022	2021
PERFORMANCE RATIOS:
Return on assets (ratio of net income to average total assets) (1)	1.18%	1.91%
Return on equity (ratio of net income to average equity) (1)	10.90	17.63
Yield on average interest-earning assets (1)	4.69	4.55
Average total cost of funds (1)	0.41	0.56
Interest rate spread information – average during period	4.28	3.99
Net interest margin (1)	4.32	4.04
Operating expense to average total assets (1)	3.31	3.31
Average interest-earning assets to average interest-bearing liabilities (1)	153.70	141.52
Efficiency ratio (2)	65.87	56.39

	June 30,	March 31,	June 30,
	2022	2022	2021
ASSET QUALITY RATIOS AND DATA:
Non-performing assets to total assets at end of period (3)	0.28%	0.30%	0.28%
Non-performing loans to total gross loans (4)	0.34	0.37	0.38
Allowance for credit losses - loans to non-performing loans (4)	374.82	343.65	432.01
Allowance for credit losses - loans to gross loans receivable, excluding HFS loans	1.27	1.28	1.63

CAPITAL RATIOS, BANK ONLY:
Community Bank Leverage Ratio	11.94%	12.20%	11.87%

CAPITAL RATIOS, COMPANY ONLY:
Tier 1 leverage-based capital	10.13%	10.76%	10.79%

FS Bancorp Q2 Earnings
July 28, 2022

	At or For the Three Months Ended
	June 30,		March 31,		June 30,
	2022		2021		2021
PER COMMON SHARE DATA:
Basic earnings per share	$0.84		$0.84		$1.02
Diluted earnings per share	$0.83		$0.83		$0.98
Weighted average basic shares outstanding	7,776,939		8,023,466		8,282,980
Weighted average diluted shares outstanding	7,896,210		8,173,294		8,550,429
Common shares outstanding at end of period	7,605,740	(5)	7,945,539	(6)	8,197,461	(7)
Book value per share using common shares outstanding	$29.27		$29.70		$29.49
Tangible book value per share using common shares outstanding (8)	$28.48		$28.92		$28.67

____________________________

(1)	Annualized.
(2)	Total noninterest expense as a percentage of net interest income and total noninterest income.
(3)	Non-performing assets consist of non-performing loans (which include non-accruing loans and accruing loans more than 90 days past due), foreclosed real estate and other repossessed assets.
(4)	Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.
(5)	Common shares were calculated using shares outstanding of 7,726,232 at June 30, 2022, less 120,492 unvested restricted stock shares.
(6)	Common shares were calculated using shares outstanding of 8,067,211 at March 31, 2022, less 121,672 unvested restricted stock shares.
(7)	Common shares were calculated using shares outstanding of 8,333,566 at June 30, 2021, less 110,184 unvested restricted stock shares, and 25,921 unallocated ESOP shares.
(8)	Tangible book value per share using outstanding common shares excludes intangible assets. This ratio represents a non-GAAP financial measure. See also, “Non-GAAP Financial Measures” below.

(Dollars in thousands)	For the Three Months Ended June 30,		For the Six Months Ended June 30,		QTR Over QTR	Year Over Year
Average Balances	2022	2021	2022	2021	$ Change	$ Change
Assets
Loans receivable (1)	$1,939,171	$1,742,720	$1,887,097	$1,729,956	$196,451	$157,141
Securities available-for-sale, at fair value	282,589	215,759	280,609	199,827	66,830	80,782
Securities held-to-maturity	7,819	7,500	7,660	7,500	319	160
Interest-bearing deposits and certificates of deposit at other financial institutions	26,579	111,225	37,565	119,259	(84,646)	(81,694)
FHLB stock, at cost	4,881	5,155	4,593	6,196	(274)	(1,603)
Total interest-earning assets	2,261,039	2,082,359	2,217,524	2,062,738	178,680	154,786
Noninterest-earning assets	95,281	90,159	96,009	88,936	5,122	7,073
Total assets	$2,356,320	$2,172,518	$2,313,533	$2,151,674	$183,802	$161,859
Liabilities and stockholders’ equity
Interest-bearing accounts	$1,388,040	$1,338,312	$1,356,137	$1,332,541	$49,728	$23,596
Borrowings	43,440	42,616	37,257	86,153	824	(48,896)
Subordinated notes	49,417	49,351	49,409	38,858	66	10,551
Total interest-bearing liabilities	1,480,897	1,430,279	1,442,803	1,457,552	50,618	(14,749)
Noninterest-bearing accounts	594,761	477,671	589,066	432,855	117,090	156,211
Other noninterest-bearing liabilities	30,003	26,527	30,675	27,517	3,476	3,158
Stockholders’ equity	250,659	238,041	250,989	233,750	12,618	17,239
Total liabilities and stockholders’ equity	$2,356,320	$2,172,518	$2,313,533	$2,151,674	$183,802	$161,859

(1) Includes loans held for sale.

FS Bancorp Q2 Earnings
July 28, 2022

Non-GAAP Financial Measures:

In addition to financial results presented in accordance with generally accepted accounting principles utilized in the United States (“GAAP”), this earnings release contains tangible book value per share, a non-GAAP financial measure. Tangible common stockholders’ equity is calculated by excluding intangible assets from stockholders’ equity. For this financial measure, the Company’s intangible assets are goodwill and core deposit intangible. Tangible book value per share is calculated by dividing tangible common shareholders’ equity by the number of common shares outstanding. The Company believes that this non-GAAP measure is consistent with the capital treatment utilized by the investment community, which excludes intangible assets from the calculation of risk-based capital ratios and presents this measure to facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors.

This non-GAAP financial measure has inherent limitations, is not required to be uniformly applied, and is not audited. Further, this non-GAAP financial measure should not be considered in isolation or as a substitute for book value per share or total stockholders' equity determined in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies.

Reconciliation of the GAAP book value per share and non-GAAP tangible book value per share is presented below.

	June 30,	March 31,	June 30,
(Dollars in thousands, except share and per share amounts)	2022	2022	2021
Stockholders' equity	$222,641	$235,950	$241,760
Goodwill and core deposit intangible, net	(6,027)	(6,199)	(6,709)
Tangible common stockholders' equity	$216,614	$229,751	$235,051

Common shares outstanding at end of period	7,605,740	7,945,539	8,197,461

Common stockholders' equity (book value) per share (GAAP)	$29.27	$29.70	$29.49
Tangible common stockholders' equity (tangible book value) per share (non-GAAP)	$28.48	$28.92	$28.67

Contacts:
Joseph C. Adams,
Chief Executive Officer
Matthew D. Mullet,
Chief Financial Officer
(425) 771-5299
www.FSBWA.com